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                                                                    EXHIBIT 23.2


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Kraft Foods Inc. Form S-3 dated August 16, 2001 of our report dated February
2, 2000 on our audits of the consolidated financial statements of Nabisco Holdings Corp. as of December 31, 1998 and 1999 and for the three years ended December 31, 1999 appearing in the Prospectus dated June 12, 2001, furnished to the Securities and Exchange Commission on August 10, 2001 as an exhibit to Kraft Foods' Current Report on Form 8-K, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/ DELOITTE & TOUCHE LLP
__________________________
DELOITTE & TOUCHE LLP

Parsippany, New Jersey
August 16, 2001